UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2011
Petroleum Development Corporation
(Doing Business as PDC Energy)
(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, CO	80203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-860-5800
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On October 12, 2011, Petroleum Development Corporation (dba PDC Energy) (the “Company”) entered into that certain Second Amendment (the “Second Amendment”) to its Second Amended and Restated Credit Agreement, dated as of November 5, 2010, as previously amended, with JPMorgan Chase Bank, N.A. as Administrative Agent and other Lenders party thereto (the “Credit Agreement”). The Second Amendment increases the available borrowing base from $350 million to $400 million. Such redetermined borrowing base shall remain in effect until the earlier of (i) the next redetermination or (ii) the date the borrowing base is otherwise adjusted pursuant to the terms of the Credit Agreement.
The foregoing summary of the Second Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Second Amendment, the full text of the same being attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 10.1
Second Amendment to the Second Amended and Restated Credit Agreement dated as of October 12, 2011, by and among the Company as Borrower, certain of its Subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent and various other banks as Lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 18, 2011

PETROLEUM DEVELOPMENT CORPORATION
By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary